                                                       REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                     THE CINCINNATI GAS & ELECTRIC COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                OHIO                                   31-0240030
      (STATE OF INCORPORATION)                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NO.)

                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 513-381-2000
                               ----------------
                         WILLIAM L. SHEAFER, TREASURER
                             139 EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                               ----------------
                        COPIES OF ALL COMMUNICATIONS TO:
       CHARLES S. WHITMAN, III                      RONAL R. NEWBANKS
        DAVIS POLK & WARDWELL                 TAFT, STETTINIUS & HOLLISTER
        450 LEXINGTON AVENUE                        STAR BANK CENTER
      NEW YORK, NEW YORK 10017                   CINCINNATI, OHIO 45202
   (COUNSEL FOR THE UNDERWRITERS)             (COUNSEL FOR THE REGISTRANT)
                               ----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                          PROPOSED     PROPOSED
                                           MAXIMUM     MAXIMUM
  TITLE OF EACH CLASS OF       AMOUNT     OFFERING    AGGREGATE    AMOUNT OF
        SECURITIES             TO BE        PRICE      OFFERING   REGISTRATION
     TO BE REGISTERED        REGISTERED  PER UNIT(1)   PRICE(1)       FEE
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
First Mortgage Bonds......  $300,000,000    100%     $300,000,000 $103,448.28

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  (1) Estimated solely for the purpose of calculating the registration fee.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE REMAINING $80,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE REGISTRANT'S FIRST MORTGAGE BONDS, SUCH BONDS HAVING BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 BY REGISTRATION STATEMENT NO. 33-50443.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

PROSPECTUS

                     The Cincinnati Gas & Electric Company

                             FIRST MORTGAGE BONDS

                               ---------------

THE CINCINNATI GAS & ELECTRIC COMPANY INTENDS FROM TIME TO TIME TO ISSUE UP TO $380,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS FIRST MORTGAGE BONDS (NEW BONDS) IN ONE OR MORE SERIES ON TERMS TO BE DETERMINED AT THE TIME OR TIMES OF SALE. FOR EACH ISSUE OF THE NEW BONDS FOR WHICH THIS PROSPECTUS IS BEING DELIVERED (OFFERED BONDS), THERE IS AN ACCOMPANYING PROSPECTUS SUPPLEMENT (PROSPECTUS SUPPLEMENT) THAT SETS FORTH THE AGGREGATE PRINCIPAL AMOUNT, MATURITY, RATE AND TIME OF PAYMENT OF INTEREST, PURCHASE PRICE, ANY TERMS FOR REDEMPTION AND ANY OTHER SPECIAL TERMS OF THE OFFERED BONDS.


                               ---------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------


  CG&E may sell the New Bonds through underwriters, dealers or agents, or directly to one or a limited number of purchasers. The Prospectus Supplement will set forth the names of underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to CG&E from the sale of the Offered Bonds.





February   , 1994

  THE CINCINNATI GAS & ELECTRIC COMPANY (CG&E) IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (EXCHANGE ACT) AND ACCORDINGLY FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONCERNING DIRECTORS AND OFFICERS, THEIR REMUNERATION, AND ANY MATERIAL INTEREST OF SUCH PERSONS IN TRANSACTIONS WITH CG&E, AS OF PARTICULAR DATES, IS DISCLOSED IN PROXY STATEMENTS DISTRIBUTED TO CG&E'S SHAREHOLDERS AND FILED WITH THE COMMISSION. SUCH REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., WASHINGTON, D.C.; SUITE 1400, CITICORP CENTER, 500 WEST MADISON STREET, CHICAGO, ILLINOIS; AND SEVEN WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, N.Y. COPIES OF SUCH MATERIAL CAN ALSO BE OBTAINED AT PRESCRIBED RATES FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT ITS PRINCIPAL OFFICE AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549. SUCH MATERIAL CAN ALSO BE INSPECTED AT THE OFFICES OF THE NEW YORK STOCK EXCHANGE, THE CHICAGO STOCK EXCHANGE, THE PACIFIC STOCK EXCHANGE, AND THE CINCINNATI STOCK EXCHANGE.

  CG&E'S PRINCIPAL EXECUTIVE AND BUSINESS OFFICE IS LOCATED AT 139 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (TELEPHONE 513-381-2000).

                               ----------------

  NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CG&E OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated in this Prospectus by reference the following documents heretofore filed with the Securities and Exchange Commission:

    1. CG&E's Annual Report on Form 10-K for the year ended December 31, 1992 filed pursuant to the Exchange Act, as amended and supplemented by a Form 10-K/A filed on November 29, 1993.

    2. CG&E's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 filed pursuant to the Exchange Act.

    3. CG&E's Current Reports on Form 8-K dated March 3, 1993 (the financial information for CG&E included therein has been superseded by financial information for CG&E included in its Forms 10-K and 10-K/A for the year ended December 31, 1992), March 15, 1993, July 2, 1993, September 8, 1993, October 20, 1993 and October 26, 1993.

  All documents filed by CG&E pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  CG&E HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. WILLIAM L. SHEAFER, TREASURER, THE CINCINNATI GAS & ELECTRIC COMPANY, 139 EAST FOURTH STREET, CINCINNATI, OHIO 45202 (TELEPHONE 513-381-2000).

                                  THE COMPANY

  CG&E (incorporated in Ohio in 1837) and its subsidiaries are primarily engaged in providing electric and gas service in the southwestern portion of Ohio and adjacent areas in Kentucky and Indiana. The area served with electricity or gas, or both, covers approximately 3,000 square miles with an estimated population of 1.8 million and includes the cities of Cincinnati and Middletown in Ohio, Covington and Newport in Kentucky, and Lawrenceburg in Indiana.

                                USE OF PROCEEDS

  The net proceeds after underwriting commissions and estimated expenses from the sale of the New Bonds will be used for general corporate purposes, including additional construction. Reference is made to the Prospectus Supplement for the use of the net proceeds from the sale of the Offered Bonds.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for each of the years ended December 31, 1989 through 1993 were 3.20, 2.84, 2.45, 2.57 and 1.48, respectively.

                            DESCRIPTION OF NEW BONDS

  The New Bonds will be issued in one or more series under the First Mortgage dated as of August 1, 1936 between CG&E and The Bank of New York, Trustee, as supplemented to date and as proposed to be supplemented by one or more supplemental indentures (the Mortgage). The New Bonds may be presented for transfer or exchange at the office of the Trustee, 101 Barclay Street, New York, New York.

  The statements herein concerning the New Bonds and the Mortgage are merely an outline and do not purport to be complete. They are qualified in their entirety by the provisions of the Mortgage, to which reference is hereby made.

  The New Bonds will be limited to a principal amount of $380,000,000. Reference is made to the Prospectus Supplement relating to any particular issue of Offered Bonds for the following terms: (i) the aggregate principal amount of the Offered Bonds; (ii) the date or dates on which such Offered Bonds mature;
(iii) the rate or rates per annum at which such Offered Bonds will bear interest; (iv) the times at which such interest will be payable; (v) the redemption terms of such Offered Bonds; and (vi) any other special terms. Interest will be paid to registered holders of record on the applicable record date as established in the supplemental indenture relating to the Offered Bonds. Each record date for the payment of interest will be the first day of the month for an interest payment date occurring on the fifteenth day of the same month or the fifteenth day of the month for an interest payment date occurring on the first day of the following month. Both principal and interest will be payable by check in New York, N.Y. Unless otherwise specified in the Prospectus Supplement, the New Bonds will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof.

  The New Bonds may be exchanged without charge for New Bonds of other denominations, unless otherwise specified in the Prospectus Supplement.

  The New Bonds are not entitled to the benefits of an Improvement and Sinking Fund.

MAINTENANCE AND REPLACEMENT FUND

  The New Bonds are not entitled to the benefits of a Maintenance and Replacement Fund. However, with respect to all series of Bonds issued prior to 1976, the Mortgage provides that CG&E will pay to the Trustee on or before April 30 of each year, in cash or principal amount of Bonds of any series issued under the Mortgage (Bonds), an amount equal to the minimum provision for depreciation for the preceding calendar year, less 100% of the cost of unfunded property additions which it may desire to deduct in satisfaction thereof. The minimum provision for depreciation consists of (1) 15% of operating revenues derived from the operation of CG&E's plant and properties after deducting the cost of purchased electricity and gas and rentals paid for the use of property owned by others and leased to or operated by CG&E and the maintenance of which and depreciation on which are borne by the owners, less (2) expenditures for maintenance and repairs.

  CG&E has covenanted to maintain its properties in thorough repair, working order and condition, and to provide adequate reserves for depreciation.

SECURITY

  The New Bonds will be secured by the Mortgage equally and ratably with all other Bonds now or hereafter issued under the Mortgage. The Mortgage constitutes, in the opinion of Taft, Stettinius & Hollister, counsel for CG&E, a first mortgage lien on all of the real estate, the personal property and franchises of CG&E, subject to excepted encumbrances as defined therein and except as hereinafter stated. There are also excepted from the lien (1) except in case of a Completed Default, as defined (followed by a taking possession of the mortgaged property), revenues, earnings, rents, issues, income and profits of the mortgaged property, cash, bills, notes and accounts receivable, contracts and choses in action, materials, supplies and construction equipment; and (2) in any case, bonds, notes, evidences of indebtedness, shares of stock and other securities, except such as may be specifically subjected to the lien thereof. The principal properties in which CG&E has undivided interests are not subject to partition of such interests for at least twenty-one years.

  The Mortgage contains provisions which subject after-acquired property (subject to pre-existing liens) to the lien thereof. These provisions may not be effective as to property acquired subsequent to the filing of a case with respect to CG&E under the federal Bankruptcy Reform Act of 1978, which became effective October 1, 1979.

  Certain covenants prohibiting the disposition by CG&E of equity securities of, and limiting the creation of indebtedness by, subsidiaries other than CG&E's Kentucky subsidiary, The Union Light, Heat and Power Company (Union Light), applicable in respect of certain outstanding Bonds will not apply in respect of the New Bonds.

ISSUANCE OF ADDITIONAL BONDS

  Additional Bonds in one or more series may be issued in principal amounts equal to (1) 60% of the cost or the then fair value to CG&E (whichever shall be less) of unfunded property additions acquired, made or constructed subsequent to September 30, 1945, less the excess, if any, of retirements over the minimum provision for depreciation, (2) the principal amount of Bonds previously issued under the Mortgage and retired (otherwise than under a sinking fund and in certain other cases) or deposited with the Trustee for retirement, or (3) amounts of cash deposited with the Trustee, which cash may be withdrawn as CG&E becomes entitled to the issuance of further amounts of Bonds. The supplemental indentures relating to the New Bonds will provide that, at any time when no Bonds of any Series created prior to 1986 are outstanding, CG&E may amend the Mortgage without the consent of holders of then outstanding Bonds to increase the 60% figure of unfunded property additions referred to in clause (1) of the preceding sentence to 66 2/3%. Bonds may be issued upon the basis of property additions and cash deposits only if net earnings (as defined in Section 5 of Article Five of the Mortgage) for any 12 consecutive calendar months within the 15 calendar months immediately preceding such issuance are at least twice the annual interest charges on all outstanding indebtedness having an equal or prior lien, including the additional issue. For the 12 months ended December 31, 1993, based on bonds outstanding on that date, such coverage was sufficient to issue the entire amount of the New Bonds. No Bonds may be issued against property additions if (1) prior lien bonds outstanding against such property additions exceed 35% of the cost or fair value (whichever shall be less) of such property additions, or (2) the aggregate principal amount of all prior lien bonds exceeds 15% of the principal amount of all Bonds issued and outstanding under the Mortgage plus Bonds proposed to be issued.

  The New Bonds will be issued on the basis of unfunded property additions or against the retirement of Bonds.

MODIFICATIONS OF THE MORTGAGE

  The rights and obligations of CG&E and of the Bondholders may be modified only with the consent of the holders of at least 75% in principal amount of the Bonds then outstanding and affected thereby. No such modification shall extend the maturity of or reduce the rate of interest on or otherwise modify the terms of payment of principal or interest on any Bond without the express consent of the holder of such Bond or permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property. The supplemental indentures relating to the New Bonds will provide that, at any time when no Bonds of any Series created prior to 1986 are outstanding, CG&E may amend the Mortgage without the consent of holders of then outstanding Bonds to reduce the 75% figure in principal amount of Bonds referred to in the first sentence of this paragraph to 66 2/3%.

  Notice of a proposed modification must be published in newspapers of general circulation in New York, New York and Cincinnati, Ohio and the Mortgage provides that the modification must be consented to in writing within twelve months after the first publication of such notice. The Twelfth Supplemental Indenture and all subsequent supplemental indentures provide that CG&E may, without the consent of holders of Bonds issued under such supplemental indentures, amend the Mortgage to remove this time limitation and to provide that any consent of holders of a particular Series of Bonds may be evidenced by the supplemental indenture establishing the terms and provisions of such Bonds. The supplemental indentures relating to the New Bonds will contain similar provisions. However, such an amendment would have to be approved by the consent of holders of 75% of any outstanding Bonds issued under supplemental indentures prior to the Twelfth Supplemental Indenture.

REDEMPTION

  The New Bonds may be redeemable in whole or in part at the election of CG&E on 30 days' notice. Reference is made to the Prospectus Supplement for the redemption terms of the Offered Bonds.

  In the event that CG&E elects to redeem less than all of the New Bonds, the New Bonds to be redeemed will be drawn by lot in such manner as the Trustee may elect.

EVENTS OF DEFAULT

  A Completed Default is defined in the Mortgage as being: default in payment of principal; default for 90 days in payment of any interest; default for 90 days in making any Improvement and Sinking Fund or Maintenance and Replacement Fund payment; default in certain cases in payment of interest or principal of outstanding prior lien bonds beyond the period of grace specified in the Mortgage or other lien constituting a prior lien; default for 90 days after notice in the performance of any other covenants in the Mortgage; and certain events of bankruptcy, insolvency, or reorganization. The Mortgage provides that the Trustee may withhold notice to the Bondholders of any default (except in payment of principal of, or interest on the Bonds, or in making any Improvement and Sinking Fund or Maintenance and Replacement Fund payment) if the Trustee considers it in the interest of the Bondholders to do so. The Mortgage provides that, if a Completed Default specified therein shall have occurred, either the Trustee or the holders of 25% in principal amount of the Bonds then outstanding may declare the principal of and accrued interest on all the Bonds to be due and payable, but in certain cases the holders of a majority in principal amount of the Bonds then outstanding may annul such declaration and its consequences, and may waive past defaults if the mortgage agreements in respect to which the default occurred have been fully performed and all arrears of interest, principal of any Bonds then due, and Trustee's expenses have been paid. Evidence of compliance with certain conditions and covenants of the Mortgage is periodically furnished by CG&E.

  The holders of a majority in principal amount of the Bonds at the time outstanding will have the right to direct the method and place of conducting any proceeding for any sale, foreclosure, or other proceeding under the Mortgage, and the right to direct the Trustee to exercise any trust or power with respect to entry or sale conferred on the Trustee, provided that such direction is in accordance with the Mortgage and applicable law and such holders offer to the Trustee indemnity satisfactory to it against its costs, expenses, and liabilities.

  Subject to the right of any holder to enforce the payment of the principal of and interest on his Bonds at and after the maturity thereof, no holder of any Bond shall have any right to institute any proceeding to enforce the Mortgage unless such holder shall have previously given the Trustee notice of a Completed Default and unless also the holders of at least 25% in principal amount of the Bonds then outstanding have (i) made written request to the Trustee, (ii) offered the Trustee reasonable opportunity to exercise its powers or institute action in its own name, and (iii) offered to the Trustee indemnity satisfactory to it against its costs, expenses, and liabilities.

CONCERNING THE TRUSTEE

  The Bank of New York is the Trustee under the Mortgage. It is also Trustee under the mortgage indenture covering outstanding First Mortgage Bonds of Union Light. The Bank of New York makes loans to CG&E, acts as depositary for funds of, and performs other services for CG&E and Union Light in the normal course of business.

                              PLAN OF DISTRIBUTION

  CG&E may sell the New Bonds in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to the Offered Bonds sets forth the terms of the offering of the Offered Bonds, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Bonds and the proceeds to CG&E from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in the sale, the New Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters with respect to a particular Underwritten Offering of Offered Bonds will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. In connection with the sale of Offered Bonds, the underwriters may receive compensation from CG&E or from purchasers in the form of discounts, concessions or commissions. The underwriters will be, and any dealers participating in the distribution of the Offered Bonds may be, deemed to be underwriters within the meaning of the Securities Act of 1933. CG&E has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933. The underwriting agreement pursuant to which any Offered Bonds are to be sold will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Offered Bonds if any are purchased.

  Offered Bonds may be sold directly by CG&E or through agents designated by CG&E from time to time. The Prospectus Supplement sets forth the name of any agent involved in the offer or sale of the Offered Bonds in respect of which the Prospectus Supplement is delivered as well as any commissions payable by CG&E to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, CG&E will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Bonds from CG&E at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

                          STATEMENT CONCERNING EXPERTS

  The statements made in CG&E's Annual Report on Form 10-K for the year ended December 31, 1992 under "Rate Matters", "Regulation" and "Environmental Matters", under "OTHER INFORMATION--Environmental Matters" in Part II of CG&E's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 (which documents are incorporated in this Prospectus by reference), and under "Description of New Bonds" in this Prospectus, have been reviewed by Taft, Stettinius & Hollister, counsel for CG&E. The statements therein as to matters of law and legal conclusions are made on the authority of that firm as experts. The members and associates of the firm and their immediate families own directly or indirectly an aggregate of 6,926 shares of CG&E's Common Stock and 1,940 shares of CG&E's Preferred Stock.

  The consolidated balance sheet and schedules of common shareholders' equity and cumulative preferred shares and long-term debt of CG&E and subsidiaries as of December 31, 1992 and 1991 and the related consolidated statements of income, changes in common shareholders' equity, and cash flows and schedule of taxes for each of the three years in the period ended December 31, 1992, included in CG&E's Annual Report on Form 10-K for the year ended December 31, 1992, as amended, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

  The consolidated financial statements of PSI Resources, Inc. included in CG&E's Current Report on Form 8-K dated March 3, 1993, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report dated January 27, 1993, on the consolidated financial statements which includes explanatory paragraphs that describe the litigation and rate appeals described in Notes 3 and 4, respectively, to the consolidated financial statements therein.

                                 LEGAL OPINIONS

  The legality of the New Bonds will be passed upon for CG&E by Taft, Stettinius & Hollister, Star Bank Center, Cincinnati, Ohio 45202, and for the Underwriters by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, who may rely as to matters of Ohio law on the opinion of Taft, Stettinius & Hollister or other Ohio counsel. In the past, Davis Polk & Wardwell has acted as counsel in certain matters for CG&E.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  CG&E estimates that expenses to be incurred and borne by it in connection with the proposed sale of the First Mortgage Bonds to be registered are as follows:

                                    ITEM                                AMOUNT
                                    ----                               --------
      Registration Fee................................................ $103,448
      Rating Agencies Fees............................................  165,000
      Printing........................................................   30,000
      Engraving.......................................................   15,000
      Trustee's Fees and Expenses.....................................  100,000
      Legal Fees......................................................   50,000
      Accounting Fees.................................................   45,000
      Blue Sky and Legal Investment Expenses..........................   30,000
      Other...........................................................   21,552
                                                                       --------
           Total...................................................... $560,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have
(a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

  CG&E's Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

  CG&E maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

  The underwriters, dealers or agents, if any, will agree under certain circumstances to indemnify the directors and certain officers of CG&E against certain civil liabilities, principally liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

  The following exhibits are filed as part of the Registration Statement:

   EXHIBIT
     NO.
   -------
   *1      --Form of Underwriting Agreement (filed as Exhibit 1 to Registration
             Statement No. 33-45115)
   *2-A-1  --Amended and Restated Agreement and Plan of Reorganization by and
             among CG&E, PSI Resources, Inc., PSI Energy, Inc., CINergy Corp.
             and CINergy Sub, Inc., dated as of December 11, 1992, as amended on
             July 2, 1993 and as of September 10, 1993 (filed as Annex A to
             Amendment No. 3 to Registration Statement No. 33-59964 on Form S-4)
   *2-A-2  --Form of CG&E Stock Option Agreement by and between CG&E and PSI
             Resources, Inc. dated December 11, 1992 (filed as Exhibit 28 to
             Form 8-K dated December 11, 1992)
   *2-A-3  --Form of PSI Stock Option Agreement by and among CG&E, PSI
             Resources, Inc. and PSI Energy, Inc. dated December 11, 1992 (filed as Exhibit 28 to Form 8-K dated December 11, 1992)
   *2-A-4  --Letter Agreement between CG&E and PSI Resources, Inc. dated August
             13, 1993 (filed as Exhibit 28 to Amendment No. 10 to Schedule 14D-9 dated August 16, 1993)
   *4-A-1  --Copy of Indenture between CG&E and The Bank of New York dated as of August 1, 1936 (filed as Exhibit B-2 to Registration Statement
             No. 2-2374)
    4-A-2  --(This space has been left blank intentionally)
    4-A-3  --(This space has been left blank intentionally)
    4-A-4  --(This space has been left blank intentionally)
    4-A-5  --(This space has been left blank intentionally)
    4-A-6  --(This space has been left blank intentionally)
   *4-A-7  --Copy of Tenth Supplemental Indenture between CG&E and The Bank of
             New York dated as of July 1, 1967 (filed as Exhibit 2-B-11 to
             Registration Statement No. 2-26549)
   *4-A-8  --Copy of Eleventh Supplemental Indenture between CG&E and The Bank of New York dated as of May 1, 1969 (filed as Exhibit 2-B-12 to
             Registration Statement No. 2-32063)
   *4-A-9  --Copy of Twelfth Supplemental Indenture between CG&E and The Bank of New York dated as of December 1, 1970 (filed as Exhibit 2-B-13 to Registration Statement No. 2-38551)
   *4-A-10 --Copy of Thirteenth Supplemental Indenture between CG&E and The
             Bank of New York dated as of November 1, 1971 (filed as Exhibit 2-
             B-14 to Registration Statement No. 2-41974)
   *4-A-11 --Copy of Fourteenth Supplemental Indenture between CG&E and The
             Bank of New York dated as of November 2, 1972 (filed as Exhibit 2-
             B-15 to Registration Statement No. 2-60961)
   *4-A-12 --Copy of Fifteenth Supplemental Indenture between CG&E and The Bank of New York dated as of August 1, 1973 (filed as Exhibit 2-B-16 to
             Registration Statement No. 2-60961)
    4-A-13 --(This space has been left blank intentionally)
    4-A-14 --(This space has been left blank intentionally)
   *4-A-15 --Copy of Eighteenth Supplemental Indenture between CG&E and The
             Bank of New York dated as of October 15, 1976 (filed as Exhibit 2-
             B-19 to Registration Statement No. 2-57243)
   *4-A-16 --Copy of Nineteenth Supplemental Indenture between CG&E and The
             Bank of New York dated as of April 15, 1978 (filed as Exhibit 1 to
             Form 10-Q for the quarter ended June 30, 1978)
    4-A-17 --(This space has been left blank intentionally)
    4-A-18 --(This space has been left blank intentionally)
    4-A-19 --(This space has been left blank intentionally)
    4-A-20 --(This space has been left blank intentionally)
    4-A-21 --(This space has been left blank intentionally)
   *4-A-22 --Copy of Twenty-fifth Supplemental Indenture between CG&E and The
             Bank of New York dated as of December 1, 1985 (filed as Exhibit 4-
             A-20 to Form 10-K for the year ended December 31, 1985)

- --------
 * The exhibits with an asterisk have been filed with the SEC and are incorporated herein by reference.

   EXHIBIT
     NO.
   -------
    4-A-23 --(This space has been left blank intentionally)
    4-A-24 --(This space has been left blank intentionally)
    4-A-25 --(This space has been left blank intentionally)
   *4-A-26 --Copy of Twenty-ninth Supplemental Indenture between CG&E and The
             Bank of New York dated as of June 15, 1989 (filed as Exhibit 4-A to
             Form 10-Q for the quarter ended June 30, 1989)
   *4-A-27 --Copy of Thirtieth Supplemental Indenture between CG&E and The Bank of New York dated as of May 1, 1990 (filed as Exhibit 4-A to Form
             10-Q for the quarter ended June 30, 1990)
   *4-A-28 --Copy of Thirty-first Supplemental Indenture between CG&E and The
             Bank of New York dated as of December 1, 1990 (filed as Exhibit 4-
             A-21 to Form 10-K for the year ended December 31, 1990)
   *4-A-29 --Copy of Thirty-second Supplemental Indenture between CG&E and The
             Bank of New York dated as of December 15, 1991 (filed as Exhibit 4-
             A-29 to Registration Statement No. 33-45115)
   *4-A-30 --Copy of Thirty-third Supplemental Indenture between CG&E and The
             Bank of New York dated as of September 1, 1992 (filed as Exhibit 4-
             A-30 to Registration Statement No. 33-53578)
   *4-A-31 --Copy of Thirty-fourth Supplemental Indenture between CG&E and The
             Bank of New York dated as of October 1, 1993 (filed as Exhibit 4-A to Form 10-Q for the quarter ended September 30, 1993)
    4-A-32 --Copy of Thirty-fifth Supplemental Indenture between CG&E and The
             Bank of New York dated as of January 1, 1994
    4-A-33 --Copy of Thirty-sixth Supplemental Indenture between CG&E and The
             Bank of New York dated as of February 15, 1994
   *4-A-34 --Form of proposed Supplemental Indenture between CG&E and The Bank of New York (filed as Exhibit 4-A-27 to Registration Statement No.
             33-34889)
    5      --Opinion of Taft, Stettinius & Hollister as to legality of the New
             Bonds
   12      --Computation of ratio of earnings to fixed charges (Consolidated)
   23-A    --Consent of Taft, Stettinius & Hollister (included in their opinion filed as Exhibit 5)
   23-B-1  --Consent of Arthur Andersen & Co., Cincinnati, Ohio (see page II-7)
   23-B-2  --Consent of Arthur Andersen & Co., Indianapolis, Indiana (see page
             II-8)
   24-A    --Power of Attorney (set forth on page II-5)
   24-B    --Certified copy of resolution of CG&E's Board of Directors
   25      --Form T-1 Statement of Eligibility under the Trust Indenture Act of
             1939 of The Bank of New York

- --------
 * The exhibits with an asterisk have been filed with the SEC and are incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               ----------------

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this Registration Statement, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person signing below constitutes William L. Sheafer, James J. Mayer and C. Robert Everman, and each of them, with full power to act without the others, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, in any capacity, to sign any amendment to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto the attorneys-in-fact and agents, and each of them, full authority to do each act necessary to be done, as fully to all purposes as he might do in person, hereby ratifying all that the attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               ----------------

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Cincinnati Gas & Electric Company, a corporation organized and existing under the laws of Ohio, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and State of Ohio on the 16th day of February, 1994.

                                        THE CINCINNATI GAS & ELECTRIC COMPANY

                                               /s/ Jackson H. Randolph
                                       By___________________________________
                                                  (JACKSON H. RANDOLPH,
                                                  CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER)

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(i) Principal Executive Officer:         Chairman of theBoard,
                                          President and Chief
       /s/ Jackson H. Randolph             Executive Officer   February 16, 1994
- --------------------------------------
        (JACKSON H. RANDOLPH)



(ii) Principal Financial Officer:              Senior
                                            Vice-President--
          /s/ C. R. Everman                    Finance         February 16, 1994
- -------------------------------------
           (C. R. EVERMAN)


(iii) Principal Accounting Officer:

        /s/ Daniel R. Herche                  Controller       February 16, 1994
- -------------------------------------
         (DANIEL R. HERCHE)

(iv) A Majority of the Board of Directors:

                                /s/ NEIL A. ARMSTRONG
                          ---------------------------------   February 16, 1994
                                    (Neil A. Armstrong)


                               /s/ OLIVER W. BIRCKHEAD
                          ---------------------------------   February 16, 1994
                                   (Oliver W. Birckhead)


                                  /s/ CLEMENT L. BUENGER
                          ---------------------------------   February 16, 1994
                                     (Clement L. Buenger)


                                     /s/ C. R. EVERMAN
                          ---------------------------------   February 16, 1994
                                        (C. R. EVERMAN)


                                   /s/ GEORGE C. JUILFS
                          ---------------------------------   February 16, 1994
                                      (GEORGE C. JUILFS)


                                   /s/ THOMAS E. PETRY
                          ---------------------------------   February 16, 1994
                                      (Thomas E. Petry)


                                  /s/ JACKSON H. RANDOLPH
                          ---------------------------------   February 16, 1994
                                    (Jackson H. Randolph)


                          ---------------------------------   February 16, 1994
                                      (Jane L. Rees)


                                  /s/ JOHN J. SCHIFF, Jr.
                          ---------------------------------   February 16, 1994
                                   (John J. Schiff, JR.)


                                    /s/ DUDLEY S. TAFT
                          ---------------------------------   February 16, 1994
                                     (Dudley S. Taft)


                                   /s/ OLIVER W. WADDELL
                          ---------------------------------   February 16, 1994
                                    (Oliver W. Waddell)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 25, 1993 (except with respect to Note 5 as to which the date is November 15, 1993), included in the Annual Report on Form 10-K for the year ended December 31, 1992, as amended, of The Cincinnati Gas & Electric Company, filed pursuant to the Securities Exchange Act of 1934, and to all references to our Firm included in this Registration Statement.

                                       Arthur Andersen & Co.

Cincinnati, Ohio,
February 16, 1994.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1993, on the consolidated financial statements of PSI Resources, Inc. included in The Cincinnati Gas & Electric Company's Current Report on Form 8-K dated March 3, 1993, and to all references to our firm included in this Registration Statement.

                                       Arthur Andersen & Co.

Indianapolis, Indiana,
February 16, 1994.

                               ----------------

  The consent of Counsel named as experts is included in their opinion being filed as an Exhibit to the Registration Statement.